Exhibit 10.34
THIRD AMENDMENT TO MERCHANT AGREEMENT & OPERATING PROCEDURES
     This Third Amendment to Merchant Agreement & Operating Procedures, dated as of October 1, 2001 (the “Amendment”), between Nordstrom, Inc. (“Nordstrom” or “Merchant”), and Nordstrom fsb (the “Bank”), amends and supplements that certain Merchant Agreement & Operating Procedures, dated as of August 30,1991, as amended by a First Amendment, dated March 1, 2000 and a Second Amendment, dated March 2, 2000 (collectively, the “Agreement”) between Nordstrom fsb (as successor in interest to Nordstrom National Credit Bank) and Nordstrom. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.
     The Bank and Nordstrom wish to amend the Agreement to clarify the ownership of the receivables represented by the sales slips generated by Merchant in connection with Bank Credit Card Transactions, as set forth in this Amendment.
     Therefore, in consideration of the mutual covenants and conditions contained herein, the parties hereby amend and supplement the Agreement as follows:
     1. Section 18 of the Agreement is amended by deleting the existing provision in its entirety and replacing it with the following new provision:
18. Title to Receivables. Immediately upon the Bank crediting the face amount of each sales slip generated by Merchant in connection with a Bank Credit Card Transaction to the Merchant’s Bank Account, all right, title and interest in and to the receivable represented by such sales slip shall be vested in the Bank. From and after the date thereof, the Bank shall be the owner of each such receivable and all credit information relating thereto, and shall be entitled to receive all payments made by the related customer of Merchant in respect thereof. Merchant acknowledges and agrees that upon its receipt of funds by Bank in the Merchant’s Bank Account with respect to each sales slip generated by Merchant in connection with a Bank Credit Card Transaction, it shall have no right, title or interest in or to any payment made by the related customer, Notwithstanding the foregoing. Merchant may accept payments in respect of such receivables on behalf of Bank as set forth in Sections 9 and 19 of this Agreement.
     2. Except as specifically amended hereby, the original terms and conditions of the Agreement are unchanged and in full force and effect.
     3. This Amendment shall be governed and construed in accordance with the laws of the State of Arizona.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

NORDSTROM. INC.

By:	/s/ Blake W. Nordstrom
Name:
Title:

NORDSTROM fsb

By:	/s/ Kevin Knight
Name:
Title:

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